Exhibit 99.2

NEXALIN TECHNOLOGY, INC.

financial statements

as of and for the three months ended september 30, 2017 and 2016

EXPLANATORY NOTE

The following interim financial statements for Nexalin Technology, Inc., a Nevada corporation (“Nexalin”), as of and for the three months ended September 30, 2017 and 2016, are unaudited and not reviewed by Nexalin’s independent registered accounting firm. They are being furnished herewith for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Legacy Ventures International, Inc., (the “Company”, "Legacy") and Nexalin been a combined company during the specified periods. Reviewed, but unaudited condensed consolidated financial statements will be provided once Legacy files its 10-Q for its first fiscal quarter ended September 30, 2017 with Securities and Exchange Commission.

NEXALIN TECHNOLOGY INC.

BALANCE SHEETS

	September 30,	June 30,
	2017	2017
	(Unaudited)
ASSETS
Current Assets:
Cash	$536,572	$165,695
Accounts receivable, net	40,185	45,299
Inventory, net	2,486	1,789
Prepaid expenses and other current assets	9,643	16,750
Total current assets	588,886	229,533

Other Assets:
Property and equipment, net	10,509	11,846
Total Assets	$599,395	$241,379

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$575,459	$665,803
Accrued interest	7,687	6,157
Loans payable	600,873	100,873
Total current liabilities	1,184,019	772,833

Total liabilities	1,184,019	772,833

Commitments and Contingencies	-	-

Shareholders' Deficit:
Common stock, par value $.001 per share, 100,000,000 shares authorized; 18,426,796 and 18,076,457 shares issued and outstanding at September 30, 2017 and June 30, 2017, respectively	18,427	18,076
Additional paid-in capital	13,120,292	12,751,717
Accumulated deficit	(13,723,343)	(13,301,247)
Total shareholders' deficit	(584,624)	(531,454)

Total Liabilities and Shareholders' Deficit	$599,395	$241,379

The accompanying notes are an integral part of these financial statements.

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NEXALIN TECHNOLOGY INC.

STATEMENTS OF OPERATIONS

	For the Three Months Ended
	September 30,	September 30,
	2017	2016
	(Unaudited)	(Unaudited)
Revenues	$94,792	$130,246
Cost of sales	17,867	929
Gross profit	76,925	129,317

Operating expenses:
General & administrative	102,439	65,401
Depreciation & amortization	1,336	3,110
Officer compensation	78,183	67,500
Professional fees	283,611	89,581
Sales & marketing	16,068	46,528
Other operating expenses	15,853	30,120
Total operating expenses	497,490	302,240

Loss from operations	(420,565)	(172,923)

Other expense:
Interest expense	(1,531)	(920)
Total other expense	(1,531)	(920)

Loss before income taxes	(422,096)	(173,843)

Income tax expense	-	-

Net loss	$(422,096)	$(173,843)

Basic and diluted net loss per common share	$(0.02)	$(0.01)

Basic and diluted weighted average common shares outstanding	18,240,256	17,586,780

The accompanying notes are an integral part of these financial statements.

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NEXALIN TECHNOLOGY INC.

STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	September 30,	September 30,
	2017	2016
	(Unaudited)	(Unaudited)
Operating Activities:
Net loss	$(422,096)	$(173,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,336	3,110
Changes in operating assets and liabilities:
Accounts receivable	5,114	(28,572)
Inventory	(697)	-
Prepaid expenses and other current assets	7,107	(3,116)
Accrued interest	1,531	920
Accounts payable and accrued expenses	(90,344)	17,500
Net Cash Used in Operating Activities	(498,049)	(184,001)

Financing Activities:
Stock issued for cash	368,926	77,209
Receipt of cash for capital contribution	-	48,543
Proceeds from loans payable	500,000	-
Net Cash Provided by Financing Activities	868,926	125,752

Net Increase (Decrease) in Cash	370,877	(58,249)

Cash - Beginning of Period	165,695	272,238

Cash - End of Period	$536,572	$213,989

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

The accompanying notes are an integral part of these financial statements.

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